Exhibit (h)

[                                    ] Shares*

NGP CAPITAL RESOURCES COMPANY

Common Stock

[FORM OF UNDERWRITING AGREEMENT]

                    , 2008

[Name and Address of Underwriter(s)]

Ladies and Gentlemen:

NGP Capital Resources Company, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [            ] shares of its Common Stock, par value $0.001 per share (the “Common Stock”). The aggregate of such [            ] shares to be purchased from the Company are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [            ] shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this agreement (this “Agreement”) as the “Shares.” [                                    ] is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

[The Company also proposes, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA (as defined below) and all other applicable laws, rules and regulations, that up to [            ] Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters at the public offering price to certain officers and directors of the Company and certain other parties related to the Manager (as defined below) as designated by the Company (“Directed Share Participants”) as part of the distribution of the Shares by the Underwriters. The number of Shares available for sale to the general public will be reduced to the extent Directed Share Participants purchase Directed Shares. To the extent that sales of Directed Shares are not orally confirmed for purchase by Directed Share Participants by [6:00] p.m., New York City time, on the day of pricing of the Firm Shares, the Directed Shares will be offered to the public as part of the offering and sale of the Shares as contemplated herein. It is understood that unless a Directed Share Participant has made such

* Plus an additional [            ] shares subject to Underwriter’s over-allotment option.

confirmation, such Directed Share Participant is under no obligation to purchase Directed Shares and such Directed Share Participant may not participate in the purchase of Directed Shares. The Company has supplied the Underwriters with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be Directed Share Participants.]

The Company, NGP Investment Advisor, LP, a Delaware limited partnership registered as an investment adviser (the “Manager”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and NGP Administration, LLC, a Delaware limited liability company (the “Administrator”), wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1. Registration Statement and Prospectus; Other Filings and Agreements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form N-2 (File No. 333-[                    ]), and subsequent amendments thereto, including a prospectus subject to completion, relating to the Shares. A Form N-54A—Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No.814-00672) (the “Notification of Election”) was filed with the Commission on August 16, 2004, under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). Except where the context otherwise requires, the registration statement, as amended, and all documents filed as a part thereof including the financial statements, exhibits and schedules thereto, at the time when it became effective and as thereafter amended by any post-effective amendment, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) Registration Statement”), is referred to in this Agreement as the “Registration Statement;” the prospectus, dated as of                     , 2008, included in the Registration Statement at the time it became effective on                     , 2008 is hereinafter referred to as the “Base Prospectus;” each prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 497 under the Securities Act is hereinafter referred to as a “Preliminary Prospectus Supplement” (and together with the Base Prospectus, each a “Preliminary Prospectus”); the prospectus supplement, dated                     , 2008, filed with the Commission pursuant to Rule 497 under the Securities Act is hereinafter referred to as the “Pre-Pricing Prospectus Supplement” (and together with the Base Prospectus, the “Pre-Pricing Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 and used to confirm sales of Shares is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”). As used herein, “business day” shall mean a day on which the Nasdaq (as defined below) is open for trading. All references in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company has entered into an investment advisory agreement with the Manager dated as of                         , 2004 (the “Investment Advisory Agreement”) and an administration agreement with the Administrator dated as of                         , 2004 (the “Administration Agreement”). In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Stock, subject to the terms of such plan, shall have their dividends automatically reinvested in additional Common Stock of the Company unless they elect to receive such dividends in cash.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company, the Manager and the Administrator herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $             per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The Company agrees to pay to [                                    ] on the Closing Date (as defined below) an advisory fee in the amount of $[            ].

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, the Manager and the Administrator herein contained and subject to all the terms and conditions set forth herein, up to [            ] Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised by the Representative at any time within [30] days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than [12:00] p.m., New York City time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefore. Delivery to the Underwriters of the Firm Shares and payment therefore shall be made at the offices of [                                    ] at [10:00 a.m.], New

York City time, on [                    , 2008], or such other place, time and date not later than [1:30 p.m.], New York City time, on [                    , 2008] as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of [                                    ] at [10:00 a.m.], New York City time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within [30] days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to [1:00] p.m., New York City time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in [                                    ] for inspection and packaging not later than [9:30] a.m., New York City time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. [                                    ] individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements of the Company, the Manager and the Administrator. The Company covenants and agrees, and the Manager and the Administrator jointly and severally covenant and agree, with the several Underwriters as follows:

(a) The Company will use its best efforts to cause any post-effective amendments to the Registration Statement and any Rule 462(b) Registration Statement to become effective, if not already effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when any such post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement has become effective and the time and date of any filing thereof and of any amendment or supplement to any Preliminary Prospectus or the Prospectus, (ii) when the Prospectus has been timely filed pursuant to Rule 497 under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Pre-Pricing Prospectus together with the information set forth in Schedule A hereto (the “Pricing Information”), or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of each of the Pre-Pricing Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Pre-Pricing Prospectus or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with the Act before the close of business on the first business day immediately following the date hereof. If necessary or appropriate, the Company will file a Rule 462(b) Registration Statement.

(b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will not file any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement or make any amendment or supplement to the Pre-Pricing Prospectus or the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

(d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of Preliminary Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus or (ii) the expiration of prospectus delivery requirements with respect to the Shares under the Act, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Pre-Pricing Prospectus or the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pre-Pricing Prospectus or the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Pre-Pricing Prospectuses or Prospectuses, as applicable, without charge, a reasonable number of copies thereof. In case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, in connection with the sale of the Shares, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

(f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for so long as required to complete the distribution of the Shares.

(g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(h) During the period ending two years from the date hereof, the Company will furnish to you (only to the extent not otherwise available on the Commission’s EDGAR system), and upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or The Nasdaq Stock Market LLC (“Nasdaq”) or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

(i) If this Agreement shall be terminated (except pursuant to a termination under Section 12 hereof) by the Underwriters because of any failure or refusal on the part of the Company to deliver the Firm Shares to the Underwriters in a situation in which the Underwriters are ready, willing and able to close their purchase of the Firm Shares in accordance with this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus.

(k) The Company will timely file the Prospectus pursuant to Rule 497 under the Act.

(l) For a period of [180] days after the date of the Prospectus first filed pursuant to Rule 497 under the Act, without your prior written consent, the Company will not,

directly or indirectly, issue, sell, offer, contract to sell, pledge, grant any option to purchase, or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “Company Securities”) or any rights to purchase Company Securities (other than pursuant to the over-allotment option granted to the underwriters and pursuant to our dividend reinvestment plan), or file any registration statement under the Act with respect to any of the foregoing, except to the Underwriters pursuant to this Agreement.

(m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(o) Other than excepted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(p) The Company will timely file with the Nasdaq all documents and notices required by the Nasdaq of companies that have or will issue securities that are traded on the Nasdaq.

(q) The Company shall maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(r) The Company will use its best efforts to maintain its status as a business development company; provided, however, that the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(s) The Company will use its best efforts to maintain its qualification and election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for each full fiscal year during which it is a business development company under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated.

(t) [The Company shall use its best efforts to ensure that the Directed Shares sold to its directors and officers, the Manager’s employees and officers and the Administrator’s managers will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of three months after the date of the Prospectus in accordance with FINRA’s Free-Riding and Withholding Interpretation (IM-2110-1), and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share program.]

6. Representations and Warranties.

6.1 Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with each Underwriter, and the Manager and the Administrator, jointly and severally, represent and warrant to and agrees with each Underwriter, on the date hereof, and shall be deemed to represent and warrant to and agree with each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

(b) The Company has prepared each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto. The Registration Statement (including any Rule 462(b) Registration Statement), as of its effective date, as of the effective date of any post-effective amendment thereto, as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and as of the Closing Date and any Additional Closing Date, the Pre-Pricing Prospectus, as of the date first filed with the Commission pursuant to Rule 497, as of the Execution Time, as of [            ] p.m., New York City time, on the day of pricing of the Firm Shares (the “Applicable Time”), and as of the Closing Date and any Additional Closing Date, and the Prospectus, as of the date first filed with the Commission pursuant to Rule 497, as of the date of filing of any supplement or amendment thereto, and as of the Closing Date and any Additional Closing Date, complied and will comply, as applicable, as to form in all material respects with the provisions of the Act and did not and will not, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements (in the case of the Pre-Pricing Prospectus or the Prospectus, in light of the circumstances under which they were made) therein not misleading, assuming in the case of the Pre-Pricing Prospectus, the inclusion of the Pricing Information therein; provided, however, that this representation and warranty does not apply to statements in or omissions from the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Company is eligible to use Form N-2 and to rely upon Rule 415 under the Act for a primary offering of securities as contemplated in the Pre-Pricing Prospectus, the Prospectus and this Agreement.

(c) Each Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(d) The capitalization of the Company is and will be as set forth in the Pre-Pricing Prospectus and the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional

Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefore in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefore pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

(e) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company (a “Material Adverse Effect”).

(f) as of the Applicable Time, the Company owns, directly or indirectly, all of the issued and outstanding capital equity of each of its subsidiaries (as such term is defined under the Act), excluding any of the entities listed on the Schedule of Investments contained in the Pre-Pricing Prospectus or Prospectus or any portfolio transaction occurring after [December 31, 2007] (each such entity a “Subsidiary” and collectively the “Subsidiaries”); complete and correct copies of the charters, bylaws, limited partnership agreements, limited liability company operating agreements or similar organizational documents, as applicable, of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no material changes therein will be made on or after the date hereof through and including the Closing Date or, if later, any Additional Closing Date; each Subsidiary has been duly formed or incorporated and is validly existing as a limited liability company, business trust or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with full limited liability company, business trust, limited partnership or corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; each Subsidiary is duly qualified to do business as a foreign limited liability company, business trust, limited partnership or corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a

Material Adverse Effect; all of the outstanding limited liability company interests, limited partnership interests, beneficial interests or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned, directly or indirectly, by the Company subject to no security interest or other encumbrance or claim.

(g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or to which any of its properties are subject, that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or any Subsidiary, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as required by the Act. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. The Company has not received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(h) Neither the Company nor any Subsidiary is (i) in violation of (A) its charter, bylaws, limited partnership agreement, limited liability company operating agreement or similar organizational documents, as applicable, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any Subsidiary is a party or by which any of its properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(i) The Company’s execution and delivery of this Agreement, the Investment Advisory Agreement and the Administration Agreement, and the performance by the Company of its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement, have been duly and validly authorized by the Company and have been duly executed and delivered by the Company, and this Agreement, the Investment Advisory Agreement and the Administration Agreement each constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(j) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) required or requires, as applicable, any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (A) as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the Nasdaq, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement, (B) filing of the Notification of Election under the Investment Company Act, which has been effected, and (C) FINRA’s clearance of the underwriting terms of the offering contemplated hereby), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the charters, bylaws, limited partnership agreements, limited liability company operating agreements or similar organizational documents, as applicable, of the Company and any Subsidiary or any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of its properties, or (iv) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, as the case may be.

(k) Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company does not have outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(l) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(m) The financial statements, together with related schedules and notes, included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition of the Company on the basis stated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Pre-Pricing Prospectus and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The Company does not have any material liabilities or obligations, direct, indirect or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and all disclosures contained in the Registration Statement, the Pre-Pricing Prospects and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. No other financial statements or schedules are required to be included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus.

(n) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligations), or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any Subsidiary has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, the Company is not in default under the terms of any class of capital stock of the Company, and neither the Company nor any Subsidiary is in default under the terms of any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company or any Subsidiary (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(o) All offers and sales of the capital stock and other debt or other securities of the Company and any Subsidiary prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations.

(p) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq. The Company has not received any notification that (i) the Commission is contemplating terminating the Company’s registration under the Exchange Act or (ii) the Nasdaq is contemplating delisting the Common Stock. The Shares to be offered and sold hereby have been approved for quotation on the Nasdaq, subject to notice of issuance or sale of the Shares, as the case may be.

(q) The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Prospectus, and such other offering material, if any, as permitted by the Act and the Investment Company Act.

(r) Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(s) The Company has filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and the Company is not in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(t) Except as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus. Additionally, no relationship, direct or indirect, exists between the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand that is required by the Act to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that is not so disclosed.

(u) The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Except as otherwise disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, neither the Company, nor, to the Company’s knowledge, any employee or agent of the Company, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(w) Except as otherwise disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company conducts all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company with respect to any Intellectual Property and the Company has not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. The Company has not become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(x) The Company has procured for the benefit of the Underwriters Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company, the Company’s, the Manager’s and the Administrator’s respective officers and directors.

(y) No officer, director or security holder of the Company has a direct or indirect affiliation or association with any member of FINRA.

(z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(aa) Any statistical and market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(bb) The Company has elected to be treated as a “business development company” under the Investment Company Act and has filed all statements and other documents with the Commission in connection with such election, which are required by the Investment Company Act and the Exchange Act and the rules of the Commission under each such act. Such election has not been withdrawn by the Company pursuant to Section 54(c) of the Investment Company Act. The Company does not fail to meet any currently applicable requirements for it to be a business development company. The Company will, on the Closing Date, meet all applicable requirements for it to be a business development company. The Commission has not issued any order pursuant to Section 54(c) of the Investment Company Act revoking such election or, to the best knowledge of the Company and the Manager, instituted proceedings to issue such an order.

(cc) The Notification of Election contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act.

(dd) Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(ee) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Manager, is made known to the Company’s Chief Financial Officer by others within the Company and the Manager, and such disclosure controls and procedures are otherwise effective to perform the functions for which they are established.

(ff) The Company has not, directly or indirectly, extended credit, arrange to extend credit, or renewed any extension of credit, in the form of a personal loan, to of for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(gg) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder.

(hh) The approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement were made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.

(ii) Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters.

(jj) All required action has been taken by the Company under the Act and the Investment Company Act to make the public offering and consummate the sale of the Shares as provided in this Agreement. The provisions of the articles of incorporation and bylaws of the Company comply in all material respects with the requirements of the Investment Company Act.

(kk) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(ll) [The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services.]

(mm) The Company, and to its knowledge, its directors and officers (in such capacity) are in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act and the Commission’s applicable published rules promulgated thereunder.

6.2 Representations and Warranties of the Manager and the Administrator. The Manager and the Administrator, jointly and severally, hereby represent and warrant to and agree with each Underwriter on the date hereof, and shall be deemed to represent and warrant to and agree with each Underwriter on the Closing Date and the Additional Closing Date, that:

(a) Each of the Manager and the Administrator has been duly formed and is validly existing as a Delaware limited partnership and a Delaware limited liability company, respectively, and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement. The Manager had full power and authority to execute and deliver the Investment Advisory Agreement and the Administrator had full power and authority to execute and deliver the Administration Agreement. Each of the Manager and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate, result in a Material Adverse Effect and/or have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Manager or the Administrator, as applicable (a “Manager/Administrator Material Adverse Effect”).

(b) The Manager is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. There does not exist any proceeding or, to the Manager’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Manager with the Commission.

(c) There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Manager and the Administrator, threatened to which either the Manager or the Administrator or any of their officers, partners or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign government or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (i) resulting in, individually or in the aggregate, a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect or (ii) preventing the consummation of the transactions contemplated hereby.

(d) Neither the Manager nor the Administrator is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both, would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under): (i) its limited partnership agreement or limited liability company operating agreement, as applicable, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Manager or Administrator is a party, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not, individually or in the aggregate, have a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect. The execution, delivery and performance of this Agreement, and with respect to the Adviser only, the Investment Advisory Agreement, and with respect to the Administrator only, the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, did not and will not, as applicable, conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would reasonably be expected to result in any breach or violation of or constitute a default under): (i) the limited partnership agreement or limited liability company operating agreement, as applicable, (ii) or other organizational documents of the Manager or the Administrator or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease contract or other agreement or instrument to which the manager or Administrator is a party, or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not, individually or in the aggregate, have a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect.

(e) This Agreement has been duly authorized, executed and delivered by the Manager and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Manager; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator. This Agreement constitutes a valid and binding agreement of the Manager and the Administrator, and each of the Investment Advisory Agreement and the Administration Agreement constitute a valid and legally binding agreement of the Manager and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such laws.

(f) The descriptions of the Manager and the Administrator contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are true, accurate and complete in all material respects.

(g) Each of the Manager and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and as contemplated under this Agreement and (i) with respect to the Manager only, the Investment Advisory Agreement and (ii) with respect to the Administrator only, the Administration Agreement.

(h) Subsequent to the date of the Pre-Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization or regulatory status of the Manager or the Administrator, or that would otherwise prevent the Manager or the Administrator from carrying out their respective obligations under the Investment Advisory Agreement or the Administration Agreement, as appropriate.

(i) Each of the Manager and the Administrator has obtained all consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary consents from other persons, in order to conduct its business, except where the failure to obtain such consents would not, individually or in the aggregate, result in a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect. Neither the Manager or the Administrator is in violation of, or in default under, nor has the Manager or the Administrator received notice of any proceedings relating to revocation or modification of any such consent or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Manager or the Administrator, except where such revocation or modification would not, individually or in the aggregate, result in a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect.

(j) Neither the Manager, the Administrator nor any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(k) The Manager is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Manager or the Administrator, as applicable, plans to terminate employment with the Company, the Manager or the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager except where such terminations or violations would not, individually or in the aggregate, result in a Material Adverse Effect and/or a Manager/Administrator Material Adverse Effect.

(l) The Manager has established and maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(m) The Administrator has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company, the Manager and the Administrator, jointly and severally, agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectuses and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(f), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with quotation of the Shares on the Nasdaq; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 27 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby (“Roadshow Expenses”). Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses (including their Roadshow Expenses), including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated (i) solely for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i) or (ii) for any reason other than solely for the reasons set forth in Section 5(i) hereof, the combined Roadshow Expenses of the Company and the Underwriters shall be paid [50% by the Company and 50% by the Underwriters].

8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company, the Manager and the Administrator, jointly and severally, agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company, the Manager or the Administrator may otherwise have.

If any action or claim shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “indemnified party,” and collectively, the “indemnified parties”), in respect of which indemnity may be sought against the Company, the Manager or the Administrator, as appropriate, such indemnified party shall promptly notify in writing the parties against whom indemnification is being sought (each, an “indemnifying party,” and collectively, the “indemnifying parties”), and such indemnifying parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel; provided, however, that the omission to so notify such indemnifying parties shall not relieve such indemnifying parties from any liability which the indemnifying parties may have to any indemnified party or otherwise. Such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying parties, and such indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the indemnified party that may not be available to the indemnifying parties, or that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action on behalf of such indemnified party (but the indemnifying parties shall not be liable for the fees and expenses of more than one counsel for the indemnified party)). The indemnifying parties shall not be liable for any settlement of any such action effected without their several written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the first sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any such action effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. If any such action is settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying parties agree to indemnify and hold harmless each indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Manager and the Administrator, their respective directors, their respective officers who sign the Registration Statement and any person who controls the Company, the Manager or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company, the Manager and the Administrator to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, the Manager or the Administrator, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company, the Manager and the Administrator by the immediately preceding paragraph (except that if the Company, the Manager or the Administrator shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, the Manager and the Administrator, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Company, the Manager or the Administrator will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative, any director, officer, employee or agent of the Representative, or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Manager and the Administrator, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company, the Manager and the Administrator, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company, the Manager and the Administrator, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company, the Manager and the Administrator bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided, that in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Manager and the Administrator or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, the Manager and the Administrator, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company, the Manager and the Administrator, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager or the Administrator, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Manager, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company, the Manager and the Administrator set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Manager and the Administrator, their respective directors or officers or any person controlling the Company, the Manager or the Administrator, (ii) acceptance of any Shares and payment therefore hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Manager or the Administrator, their respective directors or officers or any person controlling the Company, the Manager or the Administrator, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act not later than 12:00 noon, New York City time, on the second full business day after the date hereof, and any Rule 462(b) Registration Statement required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 12:00 p.m., New York City time, on the date hereof.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Pre-Pricing Prospectus and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any Subsidiary, (ii) except as set forth or contemplated by the Pre-Pricing Prospectus or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any Subsidiary that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company or any Subsidiary shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any Subsidiary or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Thompson & Knight L.L.P., counsel to the Company, substantially to the effect set forth in Exhibit B attached hereto.

(d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Venable LLP, special counsel to the Company, substantially to the effect set forth in Exhibit C attached hereto.

(e) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of [                                    ] as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of KPMG LLP, independent certified public accountants and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

(g)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Execution Time and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(h) hereof.

(h) The Company, the Manager and the Administrator shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i) Each of the Company, the Manager and the Administrator shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j) At or prior to the Closing Date, you shall have received the written Lock-Up Agreements, in the form of Exhibit A attached hereto, from the Company and each of the Company’s, the Manager’s and the Administrator’s respective officers and directors, not to directly or indirectly issue, sell, offer, contract to sell, pledge, grant any option to purchase, or otherwise dispose of or transfer any Company Securities or any rights to purchase Company Securities (other than pursuant to the over-allotment option granted to the underwriters and pursuant to our dividend reinvestment plan); other than as provided in such written commitment before the expiration of [180] days from the Closing Date, without the prior written consent of [                                    ].

(k) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(l) The Shares shall have been approved for quotation on the Nasdaq, subject only to notice of issuance at or prior to the Closing Date or the Additional Closing Date, as the case may be.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq, (ii) trading in securities generally on the NYSE or the Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your sole judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13. Information Furnished by the Underwriters. The Company acknowledges that (i) [last] paragraph on the cover page of the Prospectus regarding delivery of the Shares, (ii) the list of Underwriters and their respective participation in the sale of the Shares and (iii) the [    ], [    ], [    ], [    ], [    ], [    ] and [    ] paragraphs and the first [    ] sentences of the [    ] paragraph under the caption “Underwriting” in any Preliminary Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(b) and 8 hereof.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i) to the Company

NGP Capital Resources Company

1221 McKinney Street, Suite 2975

Houston, Texas 77010

Attention: John H. Homier

with a copy to

Thompson & Knight L.L.P.

1700 Pacific Avenue, Suite 3300

Dallas, Texas 75201

Attention: Joe Dannenmaier

(ii) to the Underwriters

[Name and address of underwriters]

with a copy to

[Name and address of underwriters’ counsel]

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York without regard to the conflicts of law principle or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Manager, the Administrator and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

NGP Capital Resources Company

By:
President and Chief Executive Officer

NGP Investment Advisor, LP

By:
[Title]

NGP Administration, LLC

By:
[Title]

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

[ ]

By:
Authorized Representative